FOR IMMEDIATE RELEASE

Contact:
Brian Ruby, Creative Partners, +1 (203) 705-9218, bruby@creativepartners.com

NYFIX APPOINTS DONALD HENDERSON AS CHIEF TECHNOLOGY OFFICER

NEW YORK, May 25, 2006 - NYFIX, Inc. (Pink Sheets: NYFX), a leader in technology solutions for the financial marketplace, today announced that Donald P. Henderson has joined the firm as Chief Technology Officer. Mr. Henderson will be responsible for continued enhancement of the firm's technical infrastructure which includes its data center, network, and distributed applications technologies.

“Don’s superb technology and operations background within the financial services sector makes him a perfect fit for NYFIX,” said Robert Gasser, Chief Executive Officer of NYFIX. “Between the continued growth and demand for our products and services and the influence of market forces NYFIX is presented with a myriad of challenges and opportunities. Our single biggest challenge is to extract more value from our investments in infrastructure while at the same time keeping up with the increasing pace of change in the global securities industry. Don’s technological vision and leadership will play a critical role in meeting this challenge.”

Mr. Henderson has nearly 20 years of leadership and consulting experience in the financial services and information technology sectors. He spent 11 years at Bear Stearns & Co. Inc., rising to the level of Co-Chief Technology Officer and head of the infrastructure technology planning group. During his tenure at Bear Stearns, he headed the design and migration planning of the information technology infrastructure for the firm’s new corporate headquarters at 383 Madison Ave.

Following his tenure at Bear Stearns and prior to joining NYFIX, he spent two years as head of the consulting planning practice and business development for information technology consultant RipTyde Partners, LLC. Prior to joining Bear Stearns, Mr. Henderson worked five years at McKinsey and Company in their infrastructure technology group focusing on telecommunication and network technologies.

Mr. Henderson earned his Bachelor of Arts degree in Economics from Rutgers University.

-more-

About NYFIX, Inc.
NYFIX, Inc. is an established provider to the domestic and international financial markets of trading workstations, trade automation and communication technologies and through its registered broker-dealer subsidiaries, execution services. Our NYFIX Network is one of the industry's largest networks, connecting broker-dealers, institutions and exchanges. We maintain our principal office on Wall Street in New York City, with other offices in Stamford, CT, London's Financial District, Chicago and San Francisco. We operate redundant data centers in the metropolitan New York City area, with additional data center hubs in London, Amsterdam, Hong Kong and Tokyo. For more information, please visit http://www.nyfix.com.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the ability of the Company to market and develop its products. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward- looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. All trademarks, trade names, logos, and service marks referenced herein belong to NYFIX, Inc.

SOURCE: NYFIX, Inc.

Please visit http://www.nyfix.com for more information about NYFIX.

# # #